EXCLUSIVE LICENSE AGREEMENT

       This License Agreement, dated October 18, 1997, is entered into by and between Virtual Wall Street, Inc., a California corporation (the "Licensor") and Virtual Stock Market, Inc, a California corporation (the "Licensee"), with respect to the following facts:

         The Licensor is the owner of the federally registered trademark "Virtual Stock Market" which the Licensor uses in connection with securities and investment-related businesses on the Internet. The Licensee wishes to establish or acquire a full service broker-dealer firm registered with the National Assodation of Securities Dealers, Inc. ("NASD") to
         (i) provide securities brokerage services for customcrs, including electronic online securities transactions on thc Interact, (ii) provide investment banking and financial consulting services for small and medium sized businesses, especially by raising capital in offerings on the Internet, and (iii) engage in market making and trading in securities for its own account. The Licensee wishes to receive, and the Licensor is willing to grant, a license to allow the Licensee to use the name "Virtual Stock Market", subject to the terms and conditions set forth below:

         In view of the foregoing facts, the parties agree as follows:

1. License. The Licensor hereby grants to the Licensee, and the Licensee hereby accepts, a license to use the name "Virtual Stock Market" to establish or acquire a full service broker-dealer firm registered with the National Association of Securities Dealers, Inc. ("NASD") to (i) provide securities brokerage services for customers, including electronic online securities transactions on the Internet, (ii) provide investment banking and financial consulting services for small and medium sized businesses, especially by raising capital in offerings on the Internet, and (iii) engage in market making and trading in securities for its own account. This License is limited to the above-stated use and does not extend to other uses.

2. Term of License. The license granted hereby shall be perpetual, subject to termination as provided in this Agreement.

3. License Fee. As consideration for and as a condition to receiving the license, the Licensee shall pay the Licensor a one-time License Fee of $60,000, payable in cash or by bank check. The License Fee shall be paid no later than five business days after the date of this Agreement.

4. Acknowledgment of Rights. The parties acknowledge that the Licensor has right, title and interest in the trademark and trade name "Virtual Stock Market" and that by virtue of this License the Licensee shall acquire no rights in the name "Virtual Stock Market" or any similar name other than the license to use that name as provided in this Agreement. The Licensee shall make no representation of any kind which states explicitly or implies that the Licensee has any ownership rights in the name "Virtual Stock Market" or any similar names other than the license granted by the Licensor in this Agreement.

5. Improper Use. The Licensee shall not use the name "Virtual Stock Market" or any similar name in a manner which harms or would tend to harm the reputation of the Licensor or products bearing the Licensor's trademarks or trade names. The Licensee shall provide from time to time at the Licensor's request examples of any and all documents bearing the name "Virtual Stock Market" to allow the Licensor to ascertain the Licensee's compliance with the requirements of this Agreement. A copy of the Licensee's use of the name "Virtual Stock Market" is attached hereto as Exhibit A.

6. Assignment. The Licensee may not assign or sublicense its license to use the name "Virtual Stock Market" or any similar name, including but not limited to by operation of law, without the prior written consent of the Licensor. The Licensor may assign its rights under this Agreement, which shall be binding upon and inure to the benefit of the Licensor's successors and assigns.


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

7. Notices. Any notice, payment or communication contemplated by this Agreement shall be sent to the address set forth below the signature of the party to whom such notice, payment or communication is directed, or to such other address as that party shall provide to the other party in writing. Notices may be delivered personally, by overnight courier or by first-class mail.

8. Termination. Regardless of the term of the license specified in Section 2, the Licensor may terminate the license granted under this Agreement upon written notice to the Licensee if the Licensee commits a material breach of this Agreement and such breach is not remedied within 14 days of such breach.

9. Miscellaneous. This Agreement shall be governed by, and construed in accordance with, the laws of California applicable to transactions occurring within California and between residents of that state. This Agreement contains the entire understanding of the parties with respect to the subject matter hereof and supersedes entirely any prior or contemporaneous agreements or understandings relating to that subject matter. This Agreement may only be amended through a written instrument signed by both parties. No right of any party under this Agreement will be deemed waived unless the waiver is set forth in writing and is signed by the party waiving that right. In any litigation or arbitration arising out of or related to this Agreement, the party who substantially prevails shall be entitled to recover, in addition to any other amounts the arbitrator or court may award, all costs incurred in connection with that arbitration or litigation, including but not limited to reasonable attorneys fees.

IN WITNESS WHEREOF, the parties, through their duly authorized officers, have entered into this Agreement as of the date first above written.

THE LICENSOR                                 THE LICENSEE

VIRTUAL WALL STREET, INC.                    VIRTUAL STOCK MARKET, INC.

By: /s/ Adin J. Buhalis                      By: /s/ Michael B. Cratty
   -----------------------------                --------------------------------
Title: President & CEO                       Title: President

11755 Wilshire Blvd., Suite 2440             11755 Wilshire Blvd., Suite 2400
Los Angeles, CA 90025                        Los Angeles, CA 90025


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